EXHIBIT 99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Professionally Managed Portfolios, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Professionally Managed Portfolios for the period ended November 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Professionally Managed Portfolios for the stated period.

/s/ Robert M. Slotky		/s/ Eric W. Falkeis
Robert M. Slotky		Eric W. Falkeis
President, Professionally Managed Portfolios		Treasurer, Professionally Managed Portfolios

Dated:	January 31, 2008	Dated:	January 29, 2008

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Professionally Managed Portfolios for purposes of the Securities Exchange Act of 1934.